Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
i3 Verticals, Inc.
Nashville, Tennessee
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 7, 2018, relating to the consolidated financial statements of i3 Verticals, Inc., which is incorporated by reference in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP
Nashville, Tennessee
June 3, 2019